UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 25, 2017

KUBOTA PHARMACEUTICAL HOLDINGS CO., LTD.
(Exact name of registrant as specified in its charter)

Japan (State or other jurisdiction of incorporation)	000-55133 (Commission File Number)	98-1295657 (IRS Employer Identification No.)

4-20-3 Ebisu, Shibuya-ku
Tokyo, Japan 150-6018
(Address of principal executive offices, including zip code)
+81 3-5789-5872
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).    Emerging Growth Company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☑

Item 5.07	Submission of Matters to a Vote of Security Holders
The Ordinary General Meeting of Shareholders for the Fiscal Year 2016 (the "Annual Meeting") of Kubota Pharmaceutical Holdings Co., Ltd. (the "Company") was held on May 25, 2017. At the Annual Meeting, votes representing 303,575 units of shares of the Company’s common stock, or approximately 99.5% of the total shares entitled to vote, were present and voted to (i) approve the amendment to the Articles of Incorporation of the Company to reflect the change in location of the Company’s head office and (ii) elect the five nominees to the Board of Directors. The proposals related to each matter are described in detail in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 27, 2017. The voting results for each proposal are as follows:

1.	To approve the amendment to the Articles of Incorporation of the Company to reflect the change in location of the Company’s head office:

Votes For	Votes Against	Abstentions	Broker Non-Votes
302,900	671	—	—

2.	To elect the five nominees to the Board of Directors, each to serve a one-year term

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Shintaro Asako	302,475	926	—	—
Ryo Kubota, M.D., Ph.D.	302,540	861	—	—
Shiro Mita	302,528	873	—	—
Eisaku Nakamura	302,512	889	—	—
Robert Takeuchi	302,500	901	—	—

Item 8.01	Other Events.
On May 26, 2017, the Company filed an extraordinary report with the Financial Services Agency of Japan reporting the results of the Annual Meeting. An English translation of the extraordinary report is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.
Exhibit Number	Description
99.1	Extraordinary report dated May 26, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KUBOTA PHARMACEUTICAL HOLDINGS CO., LTD.
Date: May 26, 2017

	By:	/s/ John E. Gebhart
John E. Gebhart
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Extraordinary report dated May 26, 2017.